Exhibit 99.16

CONSENT OF PROSPECTIVE OFFICER

I, W. A. Roper, Jr., hereby consent to be named as a prospective officer of SAIC, Inc. in the Registration Statement on Form S-1 of SAIC, Inc., dated September 1, 2005, and any amendments thereto.

/S/ W. A. ROPER, JR.
W. A. Roper, Jr.

Dated: September 1, 2005